UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2006

PARAGON FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 S. Sandhill Rd., Suite 8, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   702-868-7922

830-13 A1A North, Ponte Vedra Beach, Florida 32082
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Acquisition of eHomeCredit, Corp.
On March 21, 2006, we agreed to acquire all of the issued and outstanding shares of common stock of eHOME CREDIT CORP. ("EHC"), a New York corporation, from its shareholders ("Shareholders"), pursuant to the terms and conditions of a Share Exchange Agreement (the "Agreement") among Shareholders, EHC and us. Pursuant to the Agreement, we agreed to exchange 1,000,000 shares of our Series G Preferred Stock (convertible into 100,000,000 shares of our common stock), valued at approximately $7,000,000, for all of the outstanding shares of EHC. Each share of the Series G Preferred Stock automatically converts into 100 shares of our common stock upon the filing of an amendment to our articles of incorporation. Immediately prior to entering into the Exchange Agreement, we had 271,750,151 shares of our common stock outstanding. The acquisition of EHC expands our mortgage origination operations and our mortgage banking capabilities.

EHC is a leading mortgage banker with headquarters in Garden City, New York, and is licensed to lend in forty-one (41) states. EHC reported revenues of approximately $14 million for fiscal year 2005 and has in excess of 200 employees. As part of the acquisition, certain key members of EHC's management will enter into employment agreements providing for a base compensation, plus bonuses based on future performance of the combined business. We plan to integrate EHC into our previously completed acquisition of Shearson Homes Loans and use the brand name Shearson Home Loans for all of our mortgage operations.

This transaction is subject to the filing of an application with certain state regulatory agencies and the filing of a certificate of designation for the preferred stock issued as consideration for this transaction.

The Series G Preferred Stock issued in consideration in the Exchange Agreement was a duly authorized series of preferred stock issued pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation. The Board of Directors, by unanimous written consent, adopted a resolution providing for the issuance of up to one million (1,000,000) shares of the Corporation's Preferred Stock, par value $.0001 per share, which is designated "Series G Preferred Shares," which have the following qualifications, limitations and restrictions of such preferences and rights:

(i) Stated Value. The stated value per Series G Preferred Share is Seven Dollars ($7.00) per share (the "Stated Value").

(ii) Dividends. None.

(iii) Voting Rights. Each share of the Series G Preferred Shares shall have 100 votes and shall vote upon all matters as a single class with the Corporation's common stock.

(iv) Conversion. Upon issuance, the Series G Preferred Shares are not convertible until an amendment to the Corporation's Certificate of Incorporation is filed that increases the authorized shares of common stock. Upon filing and acceptance of the amendment pursuant to the General Corporation Law of the State of Delaware each share of Series G Preferred Shares shall be converted into 100 shares of the Corporation's common stock.

(v) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series G Preferred Shares will be entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Corporation to the holders of any shares of common stock by reason of the ownership thereof, an amount equal to the fixed sum of the Stated Value per share and any accrued dividends thereof and no more (the "Preferential Amount"). If, upon the occurrence of such an event, the assets and funds thus distributable among the holders of Series G Preferred Shares shall be insufficient to permit the payment to such holders of the full Preferential Amount, then, the entire assets and funds of the Corporation legally available for distribution to the holders of the Series F Preferred Shares shall be distributed ratably among such holders in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment or setting apart of the full Preferential Amount required to be paid to the holders of Series G Preferred Shares, the holders of shares of common stock or any stock of the Corporation ranking in liquidation junior to the Series G Preferred Shares shall be entitled to receive ratably all remaining assets or surplus funds of the Corporation. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section.

(vi) Rank. All Series G Preferred Shares shall rank (A), prior to the Corporation's common stock; (B) prior to any class or series of capital stock of the Corporation hereafter created, unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series G Preferred Shares and such issuance has been approved by the holders of a majority of the outstanding shares of Series G Preferred Shares; and (C) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series G Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The description contained in this Item 1.01 of the transactions described in the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which will be filed as an amendment to this Current Report on Form 8-K.

Bridge Loan Agreement
We entered into a Bridge Loan Agreement (the "Bridge Loan") with SW Consulting Co., Inc. ("SW"), a New York corporation and a Shareholder of EHC (see above), totaling up to two million five hundred thousand dollars ($2,500,000.00) under the following terms and conditions:

  Term: Total amount of advances under the Bridge Loan are payable in full in 180 days after the initial funding under the Bridge Loan.
  Interest Rate: The unpaid principal under the Note shall bear interest at a rate of ten percent (10%) per annum simple interest.
  Amount of Repayment: Repayment shall equal 110% of the amount advanced under the Bridge Loan plus accrued interest.
  Warrants: Upon the filing of an amendment to our articles of incorporation, SW will receive warrants to purchase shares of our Common Stock equal to 20% of the Bridge Loan amount ($500,000) (the "Warrants"). The actual number of shares of our Common Stock subject to the Warrants will be determined by using conventional rounding and by multiplying the principal amount of the bridge loan by twenty percent (20%) and dividing the resultant product by the closing market price of our Common Stock as quoted on the OTC Bulletin Board as of the date the Warrants are exercised. The exercise price of the Warrants is $0.001 per share of Common Stock, except that this price is adjustable in certain circumstances as set forth in the Warrant Agreement. The Warrants have certain registration rights.
  Accredited Investor: In the Bridge Loan, SW represents that it is an accredited investor as defined under federal and state securities laws.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On March 9, 2006, our Board of Directors voted unanimously to increase the number of directors constituting our Board from four to five. Upon nomination by Michael Barron, our Chairman and Chief Executive Officer, our Board of Directors unanimously elected Edward R. Hollander and to fill the newly created seat.

Mr. Hollander has 33 over years of experience in commercial insurance and financial services. He began his career in 1972 as a trainee for the Fireman's Fund Insurance Company. During the next 18 years, he held numerous middle and senior management positions with the CNA Insurance Companies. In 1990, he left the CNA Insurance Companies as the Western Regional Manager of Loss Control and Risk Management in order to start his own insurance and financial services brokerage firm. In 2000, Mr. Hollander merged his company into, and became a principal of, United Agencies, Inc., rated the 43rd largest independently owned insurance brokerage in the country and the 7th largest in the State of California.

In addition to his professional career, for the past 14 years, Mr. Hollander has been a member of the formal committee for charitable events of a major healthcare provider in Los Angeles benefiting underprivileged children by providing professional healthcare, social services and comprehensive outreach community care services.

Mr. Hollander completed his AS degree in Civil Engineering at Los Angeles Community College, and he earned a dual curriculum BS degree in industrial technology and construction management from California State University at Long Beach. In addition, Mr. Hollander has completed years of specialized educational studies in insurance and risk management and successfully completed the national examinations to earn and receive the prestigious professional designation of Associate in Risk Management (ARM)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(b) Pro Forma Financial Information. As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within seventy-one (71) calendar days after the date hereof.

(c) Exhibits

2.1	Share Exchange Agreement between Paragon Financial Corporation, eHOMECREDIT Corp., and shareholders of eHOMECREDIT Corp.
10.1	Bridge Loan Agreement between Paragon Financial Corporation and SW Consulting Co., Inc.
99.1	Press release dated March 22, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARAGON FINANCIAL CORPORATION
By:	/s/ Scott L. Vining Scott L. Vining Chief Financial Officer

Date: March 28, 2006